Exhibit 10.7

THIS DOCUMENT WAS, WITH THE ADVICE
OF LOCAL COUNSEL, PREPARED BY:
Cynthia Williams, Esq.
Day, Berry & Howard
260 Franklin Street
Boston, MA 02110

RECORDING REQUESTED BY AND UPON
RECORDATION RETURN TO:
Cynthia Williams, Esq.
Day, Berry & Howard
260 Franklin Street
Boston, MA 02110

AMENDMENT NO. 1 TO INDENTURE AND OTHER OPERATIVE DOCUMENTS

Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases and Other Loan Documents dated as of April 30, 1998 from each Owner listed on Schedule I attached thereto with respect to the related Mortgaged Property, collectively as trustors or as Mortgagors, as applicable to the Trustee listed on Schedule I attached thereto with respect to the related Mortgaged Property, as Trustee for the benefit of Lender as beneficiary, or to the Lender as Mortgagee.

Recorded:	[RECORDING INFORMATION TO BE SUPPLIED BY THE TITLE COMPANY]

Assignment of Master Lease and Guaranty, dated as of April 30, 1998 from each Owner listed on Schedule I attached thereto to Lender with respect to the Mortgaged Property.

Recorded:	[RECORDING INFORMATION TO BE SUPPLIED BY THE TITLE COMPANY]

AMENDMENT NO. 1 TO INDENTURE
AND OTHER OPERATIVE DOCUMENTS

This Amendment No, 1 to Indenture and Other Operative Documents (this "Amendment"), dated as of September 1, 1998, among M-Six Penvest II Business Trust, a Delaware business trust, and M-Six Penvest II Business Trust (LA), a Delaware business trust and M-Six Penvest II Limited Partnership (NEV), a Delaware limited partnership, each other Owner listed on Schedule I thereto, which is hereby incorporated by reference herein, through which it directly or indirectly holds title to the estate for years in the land and fee title to the improvements located on the land described in Exhibit A hereto (together with their respective permitted successors and assigns, referred to herein as "Owner" either individually or collectively as appropriate in the context used) and THE CAPITAL COMPANY OF AMERICA LLC, a Delaware limited liability company (successor in interest to Nomura Asset Capital Corporation ("NACC") and, together with its successors and assigns, referred to herein as "Lender").

PRELIMINARY STATEMENT

Pursuant to that certain Loan Agreement, dated as of April 30, 1998, between Owner and Lender, NACC made a Loan to Owner in the amount of $51,934,489.93 ("Loan"). The Loan was evidenced inter alia by a Promissory Note in such amount from the Owner to NACC (the "Original Note"). The Loan was secured by, among other things, (i) that certain Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases, dated as of April 30, 1998, from Owner to one or more trustees as shown on Schedule I attached thereto with respect to the related Mortgaged Property, for the benefit of NACC, its successors and assigns, as beneficiary, or to Lender, as mortgagee, as provided therein (the "Original Indenture"), and (ii) that certain Assignment of Master Lease and Guaranty, dated as of April 30, 1998, from Owner to NACC, its successors and assigns, (the "Original Master Lease Assignment"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Indenture.

Pursuant to that certain __________________ dated June 26, 1998 between NACC and The Capital Company of America LLC recorded _____________________________________, NACC transferred and assigned the Loan and the Loan Documents to Lender.

The total Principal Amount remaining outstanding on the Original Note as of September 1, 1998 after application of the Debt Service Payment due and paid on such date is $51,776,544.25. Lender and Owner have agreed to amend the Loan by amending and restating the Original Note as two separate notes such that the Loan shall be evidenced by two notes. Accordingly, Owner is delivering to Lender a note in the amount of $6,814,708.78 (the "Class A Note") and a note in the amount of $41,949,038.22 (the "Class B Note") in exchange for the Original Note.

In connection with such split and bifurcation, Owner and Lender desire to amend the Original Indenture, the Original Master Lease Assignment and certain other Operative Documents in accordance with the terms of this Amendment, The Original Indenture, as amended by this Amendment, is hereinafter referred to as the "Indenture". The Original Master Lease Assignment, as amended by this Amendment, is hereinafter referred to as the "Master Lease Assignment". Each other Operative Document, as amended by this Amendment, is referred to by the defined term used with respect thereto in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Pool IX
(AZ, CA, KY, LA, MI, MO, NV, OH, TX, WV)

1.           Amendments to the Indenture

1.1           The definition of the term "Allocated Property Debt" in Article I of the Original Indenture is hereby deleted in its entirety and replaced with the following:
"Allocated Property Debt" shall mean, with respect to a particular Mortgaged Property, the original allocated property debt set forth on Exhibit B hereto with respect to such Mortgaged Property, multiplied by a fraction, the numerator of which equals the aggregate outstanding principal balance of the Class A Note and the Class B Note at the time the calculation is made and the denominator of which equals (a) $51,934,489.93, minus (b) the original allocated property debt (as set forth on said Exhibit B) of any other Mortgaged Property which has been released from the lien of this Indenture."

1.2.           The definition of the term "Balloon Payment" in Article 1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"Balloon Payment" shall mean the payment of the outstanding principal balance of the Class B Note due on the Maturity Date.

1.3.           Article I of the Original Indenture is hereby amended by adding a definition of the term "Class A Note" and of the term "Class B Note" in the proper alphabetical order in the list of definitions in said Article I as follows:

"Class A Note" means that certain promissory note in the amount of $6,814,708.78, dated the Closing Date, which, together with the Class B Note, evidences the Loan from Owner, as maker, to Lender, as lender, or order, as payee, together with any extension, modification, amendment or supplement thereto and any note(s) issued in exchange therefor or in replacement thereof.

"Class B Note" means that certain promissory note in the amount of $41,949,038.22, dated the Closing Date, which, together with the Class A Note, evidences the Loan from Owner, as maker, to Lender, as lender, or order, as payee, together with any extension, modification, amendment or supplement thereto and any note(s) issued in exchange therefor or in replacement thereof.

1.4.           The definition of the term "Debt Service Payment" in Article 1 of the Original Indenture is hereby amended by adding the phrase ", if any," after the phrase "Balloon Payment".

1.5.           The definition of the term "Maturity Date" in Article 1 of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"Maturity Date" means, (i)(a) September 1, 2008 with respect to the Class A Note and (b) May 1, 2018 with respect to the Class B Note or (ii) such earlier date resulting from the acceleration of the Indebtedness by Lender.

1.6.           The definition of the term "Note" in Article 1 of the Indenture is hereby deleted in its entirety and replaced with the following:

"Note" means collectively and individually, as appropriate in the context used, the Class A Note and the Class B Note.

1.7.           The definition of the term "Payment Date" in Article 1 of the Original Indenture is hereby amended by deleting the phrase in the fourth line "on which the Balloon Payment is due".

1.8.           The definition of the term "Principal Amount" in Article 1 of the Original Indenture is hereby amended by adding the following sentence thereto:

"Any advance made by Lender under any Loan Document which increases the principal amount of the Loan shall be pro rated between the Class A Note and the Class B Note in proportion to their then outstanding principal balances."

1.9.           Section 2.1 (a) of the Original Indenture is hereby amended as follows:

a.	The third sentence of said Section 2.1 (a) is hereby deleted in its entirety and replaced with the following:

"Owner shall pay all outstanding Indebtedness with respect to a particular Note on the Maturity Date relating thereto."

b.	The fifth sentence of said Section 2.1 (a) is hereby amended by deleting the proviso at the end of such sentence in its entirety and replacing it with the following:

"provided, however, that any Late Charge relating to a failure to pay the Balloon Payment on the Maturity Date of the Class B Note shall not be due until thirty (30) days after such failure to pay such Balloon Payment."

c.	The sixth sentence of Section 2.1 (a) is hereby deleted in its entirety and replaced with the following:

"On the Maturity Date of the related Note, Owner shall pay to Lender all amounts then due and owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate Interest and any Make-Whole Premium."

1.10.           Section 2.1(b) of the Original Indenture is hereby amended as follows:

a.	The second sentence of said Section 2.1(b) is hereby deleted in its entirety and replaced with the following:

"On the Maturity Date of the related Note, Owner shall pay to Lender, without duplication, the Balloon Payment, if any, and the entire outstanding Principal Amount of the related Note, to the extent not theretofore paid, together with all accrued and unpaid interest thereon and any other Indebtedness then due hereunder, under the related Note or under any other Loan Document."

b.	The remainder of Section 2.1(b) is hereby deleted in its entirety and replaced with the following:

"Any prepayment, whether required pursuant to this Indenture or resulting from the application of Loss Proceeds or proceeds received pursuant to Section 4.3 hereof to payments with respect to the Note, shall be allocated pro rata between the Class A Note and the Class B Note proportionate to the then outstanding principal balances thereof. In the event that Lender elects, agrees or is obligated to accept a partial prepayment in accordance with this Indenture, each Debt Service Payment which shall thereafter be payable with respect to the Class A Note and/or to the Class B Note, as applicable, shall be reduced by an amount equal to the product of such Debt Service Payment times a fraction, the numerator of which equals the principal amount being prepaid of the related Note and the denominator of which equals the entire principal amount outstanding under such Note at the time of determination prior to giving effect to such prepayment, such that upon the due payment of all remaining Debt Service Payments with respect to the related Note, there shall have been paid to Lender the entire unpaid principal amount of the related Note together with accrued interest thereon on a stepped installment basis, Schedule 1 shall be revised by Owner to so reamortize the remaining Debt Service Payments for the Class A Note and/or the Class B Note, as applicable and a new Schedule I shall be delivered to Lender to be substituted for the Schedule 1 then attached to the related Note. Such revised Schedule 1 shall reflect payments on the same Payment Dates set forth in the original Schedule 1 and at the same interest rate utilized in the original Schedule 1 over the remaining life of the related Note and, absent error, the Debt Service Payments thereafter due on the related Note shall be as set forth in such revised Schedule 1. If any such partial prepayment occurs on any date other than a Payment Date, Schedule I shall be adjusted or annotated as appropriate as it relates to interest with respect to the next succeeding Payment Date."

Section 1.11                                 Section 2.9(a) is hereby deleted in its entirety and replaced with the following:

"(a) Owner shall not have the right to optionally prepay the Class A Note or the Class B Note, in whole or in part, provided, however, that the Owner shall have the right to optionally prepay the Class B Note in whole on or after February 1, 2018 in an amount sufficient to pay the Principal Amount with respect thereto, any accrued and unpaid interest thereon, the Make-Whole Premium and all other Indebtedness then due and owing."

Section 1.12 The fourth sentence of Section 2.20(a) of the Original Indenture is hereby deleted in its entirety and replaced with the following:

"In the event only a portion of the Note is the subject of a Defeasance Event, such Defeasance Event and the Defeasance Deposit with respect thereto shall be prorated between the Class A Note and the Class B Note in proportion to their then outstanding principal balances and, in connection therewith, Owner shall prepare all necessary documents to amend and restate the Class A Note and/or the Class B Note, as applicable, and issue two substitute notes with respect to each class of notes then being defeased, one such note having a principal balance equal to the defeased portion of the original Class A Note or Class B Note, as applicable (collectively and individually, as appropriate in the context used, the "Defeased Note"), and the other such note. having a principal balance equal to the undefeased portion of the Class A Note or Class B Note, as applicable (collectively and individually, as appropriate in the context used, the "Undefeased Note"). Each Defeased Note and Undefeased Note shall have identical terms as the related class of Note except for principal balance and Debt Service Payment amount, provided, however, that the aggregate principal balance of and the aggregate Debt Service Payments on each Defeased Note and each Undefeased Note shall be equal to the principal balance of any Debt Service Payments on the related class of Note immediately prior to such defeasance."

2.           Consent.

(a)           Owner and Lender hereby agree and consent to the Class A Note and Class B Note delivered to Lender in exchange for the Original Note contemporaneously with the delivery of this Amendment which Lender agrees evidences the Loan and shall constitute the Note for all purposes under the Indenture and the other Operative Documents.

(b)           Owner, Remainder and Lender hereby agree and, consent to this Amendment.

(c)           Each other party executing this Agreement does so in order to acknowledge and agree that to the extent certain capitalized terms used in any Operative Document executed and delivered by such party refers to the definitions included in the Indenture, such definitions shall be and hereby are amended as set forth in this Amendment and that each such Operative Document executed and delivered by such party is and shall continue in full force and effect and is confirmed and ratified hereby.

3.           No Other Amendments. Except as expressly amended by this Amendment and by the Class A Note and the Class B Note, the Original Indenture, the Original Assignment and the other Operative Documents shall continue in full force and effect and are confirmed and ratified hereby, and the liens thereby created shall continue in full force and effect without abatement or interruption.

4.           Miscellaneous.

(a)           This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute but one and the same agreement.

(b)           This Amendment shall be governed by the laws of the State of New York.

(c)           Each of the undersigned parties hereto respectively represents that such party has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Agreement and that this Agreement has been duly executed and delivered and represents the valid and binding obligations of such party.

(d)           It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered (i) by Wilmington Trust Company, William J. Wade, or either or both of them, as applicable, not individually or personally but solely as trustees of Owner individually or collectively, as applicable, in the exercise of the powers and authority conferred and vested in them individually or collectively, as applicable, under the Trust Agreement of Owner dated as of April 22, 1998 between Wilmington Trust Company and by William J. Wade, as trustees, and the Deed of Trust Trustee (if any, as identified in Schedule I of the Indenture), as beneficiary thereunder, (b) each of the representations, undertakings and agreements herein made on the part of Owner is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company or by William J. Wade but is made and intended for the purpose of binding only Owner, as applicable, and (c) under no circumstances shall Wilmington Trust Company or William J. Wade be personally liable for the payment of any indebtedness or other obligations of Owner or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Owner under this Amendment, the Indenture or the other Loan Documents.
(e)	The obligations of Owner hereunder are subject to the limitations on liability set forth in Section 4.3(z) of the Indenture.

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IN WITNESS WHEREOF, the foregoing instrument has been executed by the undersigned as of the date above written.

[Signature pages follow of Lennar Partners, Inc., as attorney-in-fact for LaSalle Bank National
        Association, as Trustee for BH Finance LLC Trust, Credit Lease Loan Pass-Through Certificates,
 Series 2000-A Pools V-IX; Lennar Partners Inc., as attorney-in-fact- for LaSalle Bank National
Association, as Trustee for Capco America Securitization Corporation, Commercial Mortgage
 Pass-Through Certificates, Series 1998-D7; William Wade and Wilmington Trust Company as
         Trustees for the M-Six Penvest II Business Trust; William Wade as Trustee for the M-Six Penvest
II Business Trust (LA); USRA Leveraged Net Lease, LLC; and Motel Assets Holdings LLC]

Pool IX
(AZ, CA, KY, LA, MI, MO, NV, OH, TX, WV)